                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Blount International, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [BLOUNT LOGO]

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Blount International, Inc. which will be held at 10:00 AM CDT, on Monday, June 24, 1996 in the Carolyn Blount Theatre at the Alabama Shakespeare Festival, One Festival Drive, Montgomery, Alabama.

     In addition to the matters set forth in the attached Proxy Statement, we will report on the activities of Blount and give you an opportunity to ask questions.

     Your vote is important and your shares should be represented at the meeting whether or not you are personally able to attend. You are urged to sign, date and return the enclosed proxy card(s) promptly.

     On behalf of our Board of Directors and employees, we thank you for your continued support of Blount International, Inc.

               Sincerely,

               /s/ Winton M. Blount            /s/ John M. Panettiere
               ----------------------          -----------------------------
               Winton M. Blount                John M. Panettiere
               Chairman of the Board           President and Chief Executive
                                               Officer

                                [BLOUNT LOGO]
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 24, 1996
                             ---------------------

TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:

     The Annual Meeting of Stockholders of Blount International, Inc. will be held at 10:00 A.M., C.D.T., on Monday, June 24, 1996 in the Carolyn Blount Theater at the Alabama Shakespeare Festival, One Festival Drive, Montgomery, Alabama 36117, for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

     2. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Corporation for the year ending December 31, 1996; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, April 26, 1996, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

     IF YOU OWN SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, YOU MUST RETURN BOTH PROXY FORMS IN ORDER TO VOTE FOR ALL DIRECTORS.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OR FORMS OF PROXY AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                                      By Order of the Board of Directors,

                                      /s/ D. Joseph McInnes
                                      ---------------------------------------
                                      D. JOSEPH McINNES
                                      Senior Vice President -- Administration
                                         and Secretary

4520 Executive Park Drive
Montgomery, Alabama 36116-1602
May 10, 1996

                           BLOUNT INTERNATIONAL, INC.

                           4520 EXECUTIVE PARK DRIVE

                         MONTGOMERY, ALABAMA 36116-1602

                                 (334) 244-4000

                         ------------------------------

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 JUNE 24, 1996

                         ------------------------------

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of Blount International, Inc., a Delaware corporation (the "Corporation"), of your proxy or proxies for use at the Annual Meeting of Stockholders to be held on June 24, 1996, or at any adjournment thereof (the "Meeting"). It is anticipated that this Proxy Statement and the accompanying form or forms of proxy will be mailed to stockholders on or about May 15, 1996.

     Shares represented by each properly signed proxy on the accompanying form or forms received by the Corporation in time to permit its use at the Meeting or any adjournment thereof will be voted at the Meeting, but such proxy may be revoked at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy. If a proxy is signed but no specification is made on the proxy, the shares represented by the proxy will be voted as recommended by the Board. If a specification is made, the shares will be voted in accordance with the specification. The presence of a stockholder at the Meeting does not revoke his or her proxy; however, a stockholder may revoke his or her proxy and vote in person if he or she so requests.

     Note that, except where expressly stated otherwise, the information provided in this Proxy Statement constitutes the aggregation of such information as it related to Blount, Inc. prior to November 4, 1995 and to Blount International, Inc. after November 3, 1995 through February 29, 1996.

     As of the close of business on November 3, 1995, Blount, Inc. merged with a wholly-owned subsidiary of Blount International, Inc. and became a wholly-owned subsidiary of Blount International, Inc. As the merger consideration, each share of Blount, Inc. Class A and Class B common stock (other than those owned by the Corporation) was exchanged for 1.5 shares of Blount International, Inc. Class A and Class B common stock respectively. Effective November 6, 1995, the common Class A and Class B stock of Blount, Inc. was delisted from the American Stock Exchange, Inc. and the common stock of Blount International, Inc. began trading on the New York Stock Exchange, Inc.

                               VOTING SECURITIES

RECORD DATE, CLASSES OF STOCK ENTITLED TO VOTE, AND VOTE REQUIRED

     The Board has fixed the close of business on Friday, April 26, 1996, as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Holders of shares of Class A Common Stock and Class B Common Stock are entitled to vote at the Meeting. As of such date, the Corporation had issued and outstanding 13,199,097 shares of Class A Common Stock and 5,923,358 shares of Class B Common Stock. There are no cumulative voting or preemptive rights.

     The holders of Class A Common Stock will be entitled to elect 25% (rounded up to the nearest whole number) of the directors and will be entitled to 1/10 of 1 vote per share with respect to other matters. The holders of Class B Common Stock will be entitled to elect the remaining directors and will be entitled to 1 vote per share with respect to other matters.

     Directors are elected by the affirmative vote of a majority of the shares of the appropriate class of common stock, voting as a single class, cast in the election. The affirmative vote of a majority of the voting power of the shares of both classes of common stock, voting together, cast in the election is required to approve any other proposal presented at the Meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of April 26, 1996, to the best knowledge of the Corporation, information as to (a) beneficial ownership of more than 5% of the Class A Common Stock and Class B Common Stock of the Corporation by certain persons (other than director nominees); and (b) beneficial ownership of Class A Common Stock and Class B Common Stock of the Corporation by (i) each director nominee, (ii) each executive officer named in the Summary Compensation Table other than director nominees, and (iii) all director nominees and executive officers of the Corporation as a group. Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

                                                                                                     PERCENT
                                                                            SHARES        PERCENT      OF
                NAME AND ADDRESS OF                                      BENEFICIALLY       OF       TOTAL
                 BENEFICIAL OWNERS                TITLE OF CLASS            OWNED         CLASS      VOTES(1)
        -----------------------------------    ---------------------    --------------    ------     ------
(a)     Holders of more than 5% of Class A
        Common Stock and Class B Common
        Stock (other than director nominees
        and executive officers named in the
        Summary Compensation Table)
        -----------------------------------
        The Blount Holding Company, L.P.       Class A Common Stock      1,446,072 (2)    10.96%      2.00%
        4520 Executive Park Drive              Class B Common Stock      4,204,848 (2)    70.99%     58.05%
        Montgomery, Alabama 36116
        BHP, Inc.                              Class A Common Stock      1,446,072 (3)    10.96%      2.00%
        4520 Executive Park Drive              Class B Common Stock      4,204,848 (3)    70.99%     58.05%
        Montgomery, Alabama 36116
        The Chase Manhattan Bank, N.A.         Class A Common Stock      1,580,138 (4)    11.97%      2.18%
        770 Broadway                           Class B Common Stock           None
        New York, New York 10003-9598
(b)(i)  Nominees -- Class A Common Stock
        -----------------------------------
        W. Houston Blount                      Class A Common Stock          5,537             *          *
                                               Class B Common Stock          1,998             *          *
        Herbert J. Dickson                     Class A Common Stock          3,499             *          *
                                               Class B Common Stock          3,099             *          *
        Mary D. Nelson                         Class A Common Stock          4,000          *          *
                                               Class B Common Stock           None
        Nominees -- Class B Common Stock
        -----------------------------------
        Winton M. Blount                       Class A Common Stock      1,473,516 (5)    11.16%      2.03%
                                               Class B Common Stock      4,973,367 (5)    83.96%     68.66%
        R. Eugene Cartledge                    Class A Common Stock          2,500          *          *
                                               Class B Common Stock           None
        C. Todd Conover                        Class A Common Stock          2,500          *          *
                                               Class B Common Stock           None
        H. Corbin Day                          Class A Common Stock         13,456          *          *
                                               Class B Common Stock           None
        Emory M. Folmar                        Class A Common Stock          1,000          *          *
                                               Class B Common Stock           None
        John M. Panettiere                     Class A Common Stock        194,785 (6)     1.46%       *
                                               Class B Common Stock           None
        Arthur P. Ronan                        Class A Common Stock          1,000          *          *
                                               Class B Common Stock           None
        Joab L. Thomas                         Class A Common Stock          5,221          *          *
                                               Class B Common Stock           None
(ii)    Executive Officers named in the
        Summary Compensation Table (other
        than director nominees)
        -----------------------------------
        Donald B. Zorn                         Class A Common Stock         14,239 (7)      *          *
                                               Class B Common Stock           None

                                                                                                     PERCENT
                                                                            SHARES        PERCENT      OF
                NAME AND ADDRESS OF                                      BENEFICIALLY       OF       TOTAL
                 BENEFICIAL OWNERS                TITLE OF CLASS            OWNED         CLASS      VOTES(1)
        -----------------------------------    ---------------------    --------------    ------     ------
        James S. Osterman                      Class A Common Stock         58,447 (8)      *          *
                                               Class B Common Stock           None
        Harold E. Layman                       Class A Common Stock         82,699 (9)      *          *
                                               Class B Common Stock           None
(iii)   All director nominees and executive    Class A Common Stock      1,978,106 (10)   14.60%      2.25%
        officers as a group (20 persons)       Class B Common Stock      4,978,464 (10)   84.05%     68.73%

- ---------------

   * Less than 1.0% of class or total votes.
 (1) Percent of total votes on all matters other than the election of directors.
 (2) The Blount Holding Company, L.P. is a limited partnership whose sole general partner is BHP, Inc., a Delaware corporation controlled by Winton
     M. Blount.
 (3) Includes 1,446,072 shares of Class A Common Stock and 4,204,848 shares of Class B Common Stock owned by the Blount Holding Company, L.P.
 (4) The Chase Manhattan Bank, N.A. serves as the Master Trustee for the Corporation's 401(k) Retirement Savings Plan. The shares listed are held for the benefit of the participants in that plan. Under the terms of the Plan, as amended, and the Trust, the Trustee is to vote the allocated shares held by the Plan in accordance with the instructions received from Plan participants and to dispose of the allocated shares in connection with tender offers in accordance with directions received from Plan participants. If no voting instructions or invalid voting instructions are received with respect to allocated shares, the Trustee is to vote such shares in the same manner and in the same proportions as the allocated shares with respect to which the Trustee received valid voting instructions are voted. Also, with respect to allocated shares, if no directions or invalid directions are received in connection with tendering shares, the Trustee is to treat such allocated shares as if Plan participants instructed the Trustee not to dispose of such shares. With respect to unallocated shares, the Trustee is to vote such shares, or dispose of such shares in connection with tender offers, in the same manner and in the same proportion as the allocated shares with respect to which the Trustee received valid voting instructions or directions are voted or disposed. The Chase Manhattan Bank, N.A., as Trustee, expressly denies beneficial ownership in the shares listed.
 (5) - Includes 1,459 shares of Class A Common Stock (less than 1.0% of class and total votes) and 1,359 shares of Class B Common Stock (less than 1.0% of class and total votes) owned by Winton M. Blount's wife.
     - Includes 2,949 shares of Class A Common Stock (less than 1.0% of class and total votes) and 2,949 shares of Class B Common Stock (less than 1.0% of class and total votes) held by Winton M. Blount as Trustee of a trust for the benefit of his sister. Winton M. Blount disclaims any beneficial ownership in such shares.
     - Includes the 1,446,072 shares of Class A Common Stock (10.96% of class, 2.00% of total votes) and 4,204,848 shares of Class B Common Stock (70.99% of class, 58.05% of total votes) shown in the table as owned by the Blount Holding Company, L.P.
 (6) Includes 155,820 shares of Class A Common Stock (1.17% of class and less than 1% of total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan and the 1994 Blount Executive Stock Option Plan.
 (7) Includes 13,945 shares of Class A Common Stock (less than 1.0% of class and total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan.
 (8) Includes 28,255 shares of Class A Common Stock (less than 1.0% of class and total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan and the 1994 Blount Executive Stock Option Plan.
 (9) Includes 79,250 shares of Class A Common Stock (less than 1.0% of class and total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan and the 1994 Blount Executive Stock Option Plan.
(10) Includes 351,414 shares of Class A Common Stock (2.59% of class and less than 1.0% of total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan and the 1994 Blount Executive Stock Option Plan.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

DIRECTORS

     The By-laws of the Corporation, which may be amended by the Board, presently provide that the number of directors which shall constitute the whole Board shall be not less than 3 nor more than 14, with the exact number to be determined from time to time by resolution of the Board. The Board has set the exact number at 11 effective June 24, 1996, with 3 members to be elected by the holders of Class A Common Stock and 8 members to be elected by the holders of Class B Common Stock. Class A Common Stock proxies may not be voted for more than 3 persons, and the Class B Common Stock proxies may not be voted for more than 8 persons.

     The Board intends to nominate and, unless contrary instructions are specified, to vote, as appropriate, all proxies received by the Board FOR the election of the persons named below as directors of the Corporation.

     Each director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his or her successor is elected and qualified or until his or her earlier resignation or removal. Should any nominee fail to accept election, it is expected that the Board will cast all proxies, as appropriate, received by it in favor of the election of such other person for the office of director as the Board may recommend. The Board has no reason to believe that any of the persons named below will fail to accept election as a director.

BIOGRAPHICAL INFORMATION

     The following biographical information is furnished with respect to each nominee for election as director at the Meeting:

                          NOMINEES -- CLASS A COMMON STOCK
      [PHOTO]             W. HOUSTON BLOUNT, Age 74.

                          Director since September 1949(1); Chairman of the Acquisition Committee, member of the Executive Committee and the Compensation and Management Development Committee.

                          Chairman of the Board Emeritus since May 1992; Chairman of the Board from May 1986 of Vulcan Materials Company, Birmingham, Alabama (crushed stone and chemicals).

                          Mr. Blount is the brother of Winton M. Blount.

                          Mr. Blount is also a director of VF Corporation, Reading, Pennsylvania.
      [PHOTO]               HERBERT J. DICKSON, Age 70.

                          Director since July 1966(1); Chairman of the Finance Committee and member of the
                            Compensation and Management Development Committee.

                          Financial consultant since March 1993; formerly Chairman of the Board and Chief
                            Executive Officer of Fortune Financial Services, Inc., Atlanta, Georgia (a finance company) throughout the 5 years preceding March 1993.

                          Mr. Dickson is also a director of American Business Products, Inc., Atlanta,
                            Georgia; and Martin Industries, Inc., Florence, Alabama.
      [PHOTO]             MARY D. NELSON, Age 63.

                          Director since June 1986; member of the Audit Committee and the Finance Committee.

                          President of Nelson & Co., Cincinnati, Ohio (consulting actuaries) throughout the past 5 years.

                          Mrs. Nelson is also a director of Cincinnati Bell, Inc., Cincinnati, Ohio and a director of Union Central Life Insurance Co., Cincinnati, Ohio.


                          NOMINEES -- CLASS B COMMON STOCK
    [PHOTO]               WINTON M. BLOUNT, Age 75.

                          Director since September 1949(1), except from January 1969 through October 1971 during which period he served as Postmaster General of the United States; Chairman of the Executive Committee.

                          Chairman of the Board since June 1993; Chairman of the Board and Chief Executive
                            Officer of the Corporation throughout the 5 years preceding June 1993 except from
                            December 1990 to October 1991 during which period he served as Chairman of the
                            Board.
                          Mr. Blount is the brother of W. Houston Blount.
                          Mr. Blount is also a director of the Alabama Shakespeare Festival, Montgomery,
                            Alabama; Montgomery Museum of Fine Arts, Montgomery, Alabama; National Actors
                            Theatre, New York, New York; Chairman of the Advisory Committee of the National
                            Postal Museum, Washington, DC; Trustee Emeritus of the University of Alabama; Life
                            Trustee of Rhodes College, Memphis, Tennessee; Trustee of the National Symphony
                            Orchestra, Washington, DC; and Governor of the Royal Shakespeare Company, London,
                            England.
    [PHOTO]               R. EUGENE CARTLEDGE, Age 66.

                          Director since September 1994; member of the Audit Committee, the Compensation and
                            Management Development Committee, and the Acquisition Committee.

                          Retired since June 1994. Formerly Chairman of the Board and Chief Executive Officer
                            of Union Camp Corporation, Wayne, New Jersey (paper, packaging and chemicals) from
                            1989 to 1994; prior to December 1989, Chairman of the Board, President and Chief
                            Executive Officer of Union Camp Corporation.

                          Mr. Cartledge is also Chairman of the Board and a Director of Savannah Foods, Inc.,
                            Savannah, Georgia; a Director of Union Camp Corp., Wayne, New Jersey, Delta Air
                            Lines, Atlanta, Georgia, Sun Company, Inc., Philadelphia, Pennsylvania and UCAR
                            International, Inc., Darien, Connecticut.
    [PHOTO]               C. TODD CONOVER, Age 56.

                          Director since September 1992; member of the Audit Committee and the Finance
                            Committee.

                          President and Chief Executive Officer of The Vantage Company, Los Altos, California
                            (management services) since July 1992; formerly General Manager of the Finance
                            Industry Group of Tandem Computers Incorporated, Cupertino, California (computers)
                            from January 1994; President and Chief Executive Officer of Central
                            Bancorporation, Denver, Colorado (bank holding company) from July 1991; National
                            Director with KPMG Peat Marwick, San Francisco, California and New York, New York
                            (bank consulting) from September 1988. He served as Comptroller of the Currency of the United States from December 1981 through May 1985.
                          Mr. Conover is also a Director of PacifiCorp, Portland, Oregon.

      [PHOTO]             H. CORBIN DAY, Age 58.

                          Director since June 1992; member of the Audit Committee, the Finance Committee, the
                            Compensation and Management Development Committee and the Acquisition Committee.

                          Limited partner of Goldman, Sachs & Co., New York, New York (investment bankers)
                            throughout the past 5 years, and Chairman from May 1988, of Jemison Investment Co.,
                            Inc., Birmingham, Alabama (investment bankers).

                          Mr. Day is also a director of Jemison Investment Co., Inc. and its affiliated companies, Birmingham, Alabama; Altec Industries, Inc., Birmingham, Alabama;
                            American Heritage Life Insurance Company, Jacksonville, Florida; and trustee of the Birmingham Museum of Art, Birmingham, Alabama.
                          EMORY M. FOLMAR, Age 65.

                          Director since June 1995; member of the Audit Committee and the Finance Committee.

                          Mayor, City of Montgomery, Montgomery, Alabama since 1977; member Montgomery City
      [PHOTO]               Council 1975 to 1977. Prior to entering the political field, Mr. Folmar was a developer and builder of shopping centers.

                          Mr. Folmar serves on the board of the Montgomery Boys Club and the Alabama
                            Shakespeare Festival.
                          JOHN M. PANETTIERE, Age 58.

                          Director since May 1992; member of the Executive Committee.

                          President and Chief Executive Officer since June 1993, President and Chief Operating
                            Officer from May 1992 of the Corporation; formerly Chairman, President and Chief
                            Executive Officer from January 1990, President and Chief Executive Officer from
                            January 1988, Senior Executive Vice President and Chief Operating Officer from
                            August 1986 of Grove Worldwide Company, Shady Grove, Pennsylvania (manufacturer of mobile hydraulic cranes and aerial work platforms).
                          Mr. Panettiere is a Life Honorary Director and Past Chairman of the Construction
                            Industry Manufacturers Association, Milwaukee, Wisconsin. He is also a director of the Alabama Shakespeare Festival and the Montgomery Area Chamber of Commerce.
                          ARTHUR P. RONAN, Age 66.

                          Director since June 1993; Chairman of the Audit Committee and member of the
                            Acquisition Committee.

                          Retired since February 1992; formerly Corporate Vice President from 1982 and
      [PHOTO]               President from June 1985 of the Automotive Operations of Rockwell International
                            Corporation, Troy, Michigan (manufacturer of automotive components).

                          Mr. Ronan was Chairman and President of Western Highway Institute, Bruno, California
                            from 1991 to 1993; Vice Chairman of Highway Users Federation, Washington, D.C. from
                            1990 to 1992; Trustee of General Motors Institute, Flint, Michigan from 1984 to
                            1992; member of the Board of Advisors of Oakland University, Rochester, Michigan
                            from 1984 to 1992; and Trustee of Marygrove College, Detroit, Michigan from 1975 to 1979.

                          JOAB L. THOMAS, Age 63.

                          Director since June 1981; member of the Finance Committee and the Audit Committee.

      [PHOTO]             President Emeritus, Pennsylvania State University, University Park, Pennsylvania
                            since August 1995; formerly President of Pennsylvania State University from
                            September 1990; Professor from September 1988 and President from July 1981 of the
                            University of Alabama, Tuscaloosa, Alabama.

                          Dr. Thomas is also a director of Lukens, Inc., Coatesville, Pennsylvania; and Mellon
                            Bank, Pittsburgh, Pennsylvania.

- ---------------
(1) Includes the period for which the person served as a director of Blount Brothers Corporation. Blount, Inc. was organized in February 1971, and on March 1, 1971, the stockholders of Blount Brothers Corporation exchanged their stock in Blount Brothers Corporation for stock in Blount, Inc. Blount Brothers Corporation was merged into Blount, Inc. on February 29, 1988. On November 3, 1996, Blount, Inc. became a wholly-owned subsidiary of the Corporation.

THE BOARD AND ITS COMMITTEES

     The property, affairs and business of the Corporation are managed under the direction of the Board. The Board has standing Executive, Audit, Finance, Acquisition and Compensation and Management Development Committees whose principal functions are described below. The Corporation does not have a Nominating Committee. During the fiscal year ended February 29, 1996 ("Fiscal 1996"), the Board held 6 regular meetings and took action 4 times by written consent in lieu of a meeting. Average attendance by directors at Board and Committee meetings was 94%.

     Executive Committee -- The Executive Committee consists of 4 members, 2 of whom are non-employee directors. The Chairman of the Board of the Corporation is Chairman of the Committee. The Committee may exercise all of the authority and powers of the Board, to the extent permitted by law, during the intervals between Board meetings. The Committee held 1 telephone conference and took action 2 times by written consent in lieu of a meeting during Fiscal 1996. The present members of the Committee are Winton M. Blount, W. Houston Blount, Alfred
M. Gleason and John M. Panettiere.

     Audit Committee -- The Audit Committee consists of 7 members, all of whom are non-employee directors. The functions of the Committee include (i) recommending annually to the Board the appointment of the Corporation's independent auditors, (ii) reviewing the professional services, proposed fees and independence of such auditors, (iii) reviewing the annual audit plans of such auditors and the internal audit staff, (iv) monitoring the activities of the independent auditors and internal audit staff, and (v) reporting on such activities to the Board. The Committee held 2 regular meetings during Fiscal 1996. The present members of the Committee are R. Eugene Cartledge, C. Todd Conover, H. Corbin Day, Emory M. Folmar, Mary D. Nelson, Arthur P. Ronan and Joab L. Thomas.

     Finance Committee -- The Finance Committee consists of 6 members, all of whom are non-employee directors. The functions of the Committee include (i) approving the Corporation's funding policy for its retirement plans, (ii) approving actuarial assumptions for the retirement plans, (iii) approving the selection and termination of investment managers, trustees, independent auditors and actuaries for the retirement plans, (iv) approving the investment policy asset allocation guidelines, objectives, constraints, and restrictions, as appropriate, issued to investment managers and trustees, (v) approving operating procedures and safeguards as required to prohibit transactions not authorized under the Employee Retirement Income Security Act, (vi) approving the consolidation, merger, or transfer of retirement plan assets or liabilities to or from one plan to another, (vii) approving reports with regard to retirement plans prepared by the trustees, the independent auditors, investment managers or consultants, and the actuaries, and (viii) reporting on such activities to the Board. The Committee held 2 regular meetings during Fiscal 1996. The present members of the Committee are C. Todd Conover, H. Corbin Day, Herbert J. Dickson, Emory M. Folmar, Mary D. Nelson and Joab L. Thomas.

     Compensation and Management Development Committee -- The Compensation and Management Development Committee consists of 5 members, all of whom are non-employee directors. The functions of the Committee include (i) approving compensation philosophy and guidelines for the Corporation's executive and managerial employees, (ii) establishing a total compensation range for the Chairman of the Board and the President and Chief Executive Officer and appraising the performance of said officers on a timely basis, (iii) approving salaries and changes in salaries of officers of the Corporation and presidents of its divisions and subsidiaries or other executives as the Committee may deem appropriate, (iv) approving the participants, annual financial or other targets, and amounts to be paid under the Corporation's Target Incentive Plans, (v) reviewing and recommending to the Board new executive incentive or stock option plans or additions to or revisions of such existing plans and approving any awards or options granted under such plan(s), (vi) reviewing from time to time the Corporation's management resources and executive personnel planning, development and selection processes, and (vii) reporting on such activities to the Board. The Committee held 2 regular meetings and took action 3 times by written consent in lieu of a meeting during Fiscal 1996. The present members of the Committee are W. Houston Blount,
R. Eugene Cartledge, H. Corbin Day, Herbert J. Dickson and Alfred M. Gleason.

     Acquisition Committee -- The Acquisition Committee consists of 4 members, all of whom are non-employee directors. The functions of the Committee are to review and approve any acquisition proposed by management and report on such activities to the Board. The Committee held 3 meetings in Fiscal 1996. The present members of the Committee are W. Houston Blount, R. Eugene Cartledge, H. Corbin Day, and Arthur P. Ronan.

COMPENSATION OF DIRECTORS

     Non-employee directors received a retainer fee of $6,250 per quarter plus a fee of $1,000 for each Board Meeting attended in person or by telephone conference, and an additional $1,000 for each Board Committee Meeting attended in person or by telephone conference. No fee for execution of consent actions is paid. Persons serving as Chairmen of Committees of the Board who were not employees of the Corporation received an additional retainer fee of $1,000 per quarter for their services. The directors were reimbursed for travel and other expenses and were provided travel insurance when traveling on Corporation business, liability insurance coverage and participation in a charitable contributions matching gift program. Participation in the Corporation's group medical and dental plans is available to the non-employee directors on the same basis as offered to all employees of the Corporation. In addition, each non-employee director was provided $50,000 of life insurance under the Corporation's group life insurance plan. Directors who are employees of the Corporation do not receive any additional compensation for their services as directors.

     In January 1983, the Board approved a Directors' Fee Deferral Plan under which directors may defer receipt of directors' fees until their retirement or other termination of status as a director. Deferred amounts bear interest, adjusted quarterly, based on the prime rate set by a specified New York bank. Such accumulated fees, together with the income accrued thereon, are payable in cash to the director or his or her estate in accordance with the option selected by the director at the time he or she elected to participate in this plan. The Director's Fee Deferral Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. One director has chosen to defer his director's fees.

     In May 1991, the Board approved and in April 1994 amended the Advisory Directors' Recognition Plan. Each member of the Board who has served as a director for at least 5 consecutive years and who has not been an employee vested in any employee benefits sponsored by the Corporation during his or her service on the Board and (a) who is serving at the attainment of age 72, or (b) who becomes permanently and totally disabled at any time prior to age 72, shall become an advisory director. No advisory director and no other director, except the co-founders of the Corporation, shall be eligible to stand for re-election to the Board who, after July 1, 1991, is or reaches age 72. Under this plan, a director who is or becomes eligible for advisory director status after July 1, 1991, shall, at the end of his or her current term, be paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of committee chairman fees, then being paid to the director. An advisory director who attains that status due to disability shall be paid a quarterly disability benefit equal to the quarterly cash retainer then being paid to that director for the shorter of
(a) such advisory director's life, or (b) the number of the advisory director's full years of service as a director. A director who has been an employee vested in employee benefits sponsored by the Corporation is eligible to become an advisory director, but shall not be entitled to the retainer paid to advisory directors. When their views on a matter are sought, advisory directors are expected to consult with management or directors of the Corporation. The status of advisory director may be terminated upon request by the advisory director or by the Board if it determines that an advisory director is a director, officer, employee or consultant of or to another company that competes with the Corporation or any of its divisions or subsidiaries. The Advisory Directors' Recognition Plan does not apply to Winton M. Blount, a co-founder of the Corporation, and it does not apply to W. Houston Blount, a co-founder of the Corporation, until he ceases to be a member of the Board of Directors regardless of his age at the time of such cessation. The Advisory Directors' Recognition Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. There are presently 2 participants under this plan.

     In April 1995, the Board approved a Non-Employee Directors' Stock Compensation Plan. Under the Plan, each director who is not an employee of the Corporation receives, in addition to the cash component of the directors' annual retainer, a one-time award of restricted stock having a value of approximately $25,000. The shares comprising the entire award were registered in each director's name, but are subject to a vesting schedule under which one-fifth of the shares become vested each year. The vesting schedule measures years of board service from Annual Meeting to Annual Meeting. As shares become vested each year, a certificate for those shares is delivered to the director. If service as a director ceases for any reason prior to the end of the fifth year of service, unvested shares will be forfeited and revert to the Corporation.

     During May of fiscal 1996, the Executive Committee of the Blount, Inc. Board of Directors appointed a Special Committee of the Board, consisting of Messrs. Cartledge, Day and Gleason, for the purpose of evaluating the fairness of a proposal to the shareholders of Blount, Inc. to merge a subsidiary of HBC, Inc. (now Blount International, Inc.) into Blount, Inc. Mr. Gleason was elected and served as Chairman of the Committee. The Special Committee held several meetings during fiscal 1996. For their services, the Board of Directors approved payment to the members of the Special Committee in the following amounts: Mr. Gleason $19,500; Mr. Day $17,000; and Mr. Cartledge $17,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following members of the Board served as members of the Compensation and Management Development Committee during the last completed fiscal year:

          W. Houston Blount, Chairman of the Board Emeritus of Vulcan Materials Company.

          R. Eugene Cartledge, formerly Chairman and Chief Executive Officer of Union Camp Corporation.

          H. Corbin Day, Limited Partner of Goldman, Sachs & Co., and Chairman of Jemison Investments Co., Inc.

          Herbert J. Dickson, Financial Consultant and formerly Chairman of the Board of Fortune Financial Services.

          Alfred M. Gleason, Commission President of the Port of Portland.

     There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during the last completed fiscal year.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The Corporation's executive compensation program is designed to help the Corporation attract, motivate and retain the executive resources that the Corporation needs in order to maximize its return to shareholders.

     Toward that end, the Corporation's executive compensation program attempts to provide:

     - levels of compensation that are competitive with those provided in the various markets in which the Corporation competes for its executive resources;

     - incentive compensation that varies in a manner consistent with the financial performance of the Corporation; and

     - incentive compensation that effectively rewards corporate and individual performance.

     The executive compensation program is reviewed periodically by the Compensation and Management Development Committee to ensure an appropriate mix of base salary, annual bonus, and long-term awards is maintained within the philosophy of providing competitive total direct compensation opportunities.

     In designing and administering its executive compensation program, the Corporation attempts to maintain an appropriate balance among various objectives, each of which is discussed in greater detail below.

PROVIDING COMPETITIVE LEVELS OF COMPENSATION

     The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications in other organizations of similar size and scope with which the Corporation competes.

     The Corporation projects an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys, and independent compensation consultants. This information is used in creating the basic structure of the Corporation's program. The market data used in establishing the Corporation's executive compensation levels reflect a blending of general industry and manufacturing industry companies comparable to the Corporation's size, including many of the industry peer companies covered by the total shareholder return graph. However, the Committee has not defined the Corporation's compensation comparative group to be identical to the companies included in the graph for a variety of reasons, including the need to adjust for differences in company size and scope.

     It should be noted that the value of an executive's compensation package will vary significantly based on performance. So while the expected value of an executive's compensation package may be competitive, its actual value can exceed or fall below competitive levels depending on performance.

ENSURING THAT INCENTIVE COMPENSATION VARIES WITH FINANCIAL PERFORMANCE

     The Corporation's incentive plans are designed to ensure that the incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units. The specific corporate performance factors for Fiscal 1996 are discussed in other sections of this report.

     All operating units were profitable and, except for the Sporting Equipment Division, performed above budgeted expectations for Fiscal 1996.

REWARDING INDIVIDUAL PERFORMANCE

     The Corporation believes that effectively rewarding individual performance will ultimately serve to enhance the financial performance of the Corporation and its various business units. While the Corporation's incentive plans provide compensation that varies with financial performance, they also provide for individual awards that are based on quantitative assessments of business unit and individual performance.

DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

     This section describes each of the principal elements of the Corporation's executive compensation program.

BASE SALARY PROGRAM

     The objective of the Corporation's base salary program for senior executive management positions is to provide base salaries that are approximately between the 65th and 80th percentile of the competitive market norms for companies in the Corporation's business lines and similar in size to the Corporation. The Committee believes it is crucial to provide competitive salaries in order to attract and retain managers who are highly talented. The specific competitive markets considered depend on the nature and level of the positions in question and the markets from which qualified individuals are recruited.

     Base salary levels are also dependent on the performance of each individual employee. Thus, employees with higher levels of sustained performance will be paid correspondingly higher salaries.

     Annual salary reviews are based on three factors: general levels of market salary increases, individual performance, and the Corporation's overall financial results. All base salary increases are based on a philosophy of pay-for-performance and perceptions of an individual's long-term value to the Corporation.

THE TARGET INCENTIVE PLAN

     The objectives of the Annual Target Incentive Plan are to motivate and reward the accomplishment of annual corporate objectives; reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid upon the achievement of specific business segment and individual performance objectives established for the fiscal year.

     Targeted bonus award levels are determined for eligible positions each year using data obtained from independent consultants and surveys. The target bonus levels reflect competitive market norms for companies similar in size to the Corporation and the Corporation's philosophy of providing competitive total annual compensation opportunities.

     A target incentive bonus program is established each fiscal year based on the Corporation's budgeted performance against measures approved by the Committee. In Fiscal 1996, the key performance measures considered were pre-tax income and return on capital employed for operating units, net income for the Corporate staff and for all plan participants other than the Chairman of the Board and the President and Chief Executive Officer, individual key base objectives were established and measured. The weighting of target objectives among each of the Corporation's operating units consists of a 50% weighting factor for pre-tax income, a 20% weighting for return on capital employed and a 30% weighting for attainment of individual performance objectives.

     For the corporate staff and senior corporate officers, 60% of bonus attainment is based on the Corporation's net income target and 40% of the bonus is determined by attainment of individual key base objectives. The bonus attainment for the Chairman of the Board and for the President and Chief Executive Officer is based 100% on the Corporation's net income target.

     Target bonuses for Incentive Plan participants range from 5% to 65% of the participants' base pay. Participants can earn from 80% (minimum threshold) to 200% (maximum) of the target bonus. The actual bonus is determined by the extent to which performance objectives have been accomplished. All units were profitable in Fiscal 1996 and, except for the Sporting Equipment Division, performed well above budgeted targets for returns on capital employed, pre-tax income and net income. As a result, an annual incentive funding pool was created for Fiscal 1996 performance and awards were made to certain key executives named in the compensation table exceeding target bonus objectives.

LONG-TERM INCENTIVES

     The Corporation's approach to long-term incentives for employees is focused on the Corporation's stock option plans. The Corporation uses stock options to align the interests of employees and shareholders by providing value to the employee when the stock price increases. Options are granted at 100% of the market value of the stock on the date of grant.

     All options granted have terms of 10 years and are generally exercisable within 5 years of the date of the grant. The exercise price is payable in cash. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares have been issued to the employee.

     The Corporation's stock option grant levels are established by considering competitive market data of comparable programs and number of shares reserved for such plans. Individual option grants are based on the responsibility level of each participant in the Corporation, attainment of individual performance measured against key base objectives, and the amounts of previous grants. There were no stock options granted to the named executives in Fiscal 1996.

FISCAL 1996 CHAIRMAN OF THE BOARD AND PRESIDENT AND CHIEF EXECUTIVE OFFICER PAY

     As described above, the Corporation determines its pay for all Executive Officers of the Corporation, including the Chairman of the Board and the President and Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the job. Specific actions taken by the Committee regarding the Chairman of the Board and the President and Chief Executive Officer's compensation are summarized below:

          Base Salary -- The Chairman of the Board, Mr. Winton Blount, received a merit increase of 10% in March 1995 based on competitive data and performance. The President and Chief Executive Officer, Mr. John Panettiere, received a 15% merit increase in March 1995 based on competitive data and performance.

          Annual Bonus -- The Corporation's Fiscal 1996 performance significantly exceeded the targeted net income objective established in the Executive Management Incentive Plan which covers the Chairman of the Board and the President and Chief Executive Officer. The Plan was approved by the shareholders in June of 1994.

     The bonuses for Fiscal 1996 generated by the Executive Management Incentive Plan formula for Mr. Winton Blount, Chairman of the Board, and for Mr. John Panettiere, President and Chief Executive Officer, were based on the Corporation's attainment of the net income objective established in February 1995. The Corporation's performance significantly exceeded that objective; thus, bonuses equal to 200% of the 65% target for Mr. Winton Blount and 200% of the 65% target for Mr. John Panettiere were earned for Fiscal 1996.

                           Alfred M. Gleason, Chairman
                           W. Houston Blount
                           R. Eugene Cartledge
                           H. Corbin Day
                           Herbert J. Dickson

                               EXECUTIVE OFFICERS

     The executive officers of the Corporation, in addition to those who are also Director nominees, as of April 26, 1996 are:

                                                                            YEAR FIRST
                                                                            ELECTED TO                 FAMILY
        NAME                                 OFFICE                         SUCH OFFICE     AGE     RELATIONSHIP
- --------------------   ---------------------------------------------------  -----------     ---     ------------
Larry W. Bridgman      President of Simmons Outdoor Corporation                 1995        48          None
Darrel F. Inman        President of the Sporting Equipment Division of the      1995        51          None
                         Corporation
Richard H. Irving,     Senior Vice President and General Counsel of the         1995        52          None
  III                    Corporation
Harold E. Layman       Senior Vice President and Chief Financial Officer        1993        49          None
                         of the Corporation
D. Joseph McInnes      Senior Vice President -- Administration and              1991,       53          None
                         Secretary of the Corporation and President of The      1994
                         Blount Foundation, Inc.                                 and
                                                                                1982

                                                                            YEAR FIRST
                                                                            ELECTED TO                 FAMILY
        NAME                                 OFFICE                         SUCH OFFICE     AGE     RELATIONSHIP
- --------------------   ---------------------------------------------------  -----------     ---     ------------
John P. Mowder         President of Dixon Industries, Inc.                      1996        41          None
James S. Osterman      President of the Oregon Cutting Systems Division of      1987        58          None
                         Blount, Inc.
Michael E. Short       President of Gear Products, Inc.                         1995        46          None
Donald B. Zorn         President of the Forestry and Industrial Equipment       1994        59          None
                         Division of Blount, Inc., President of CTR
                         Manufacturing, Inc.

     Each of these executive officers serves at the pleasure of the Board. There were no arrangements or understandings with any other person pursuant to which any officer was elected. The executive officers of the Corporation may also be directors or officers of subsidiaries of the Corporation.

     Larry W. Bridgman is President of Simmons Outdoor Corporation, a position to which he was elected in October 1994. Prior to that date, he served as Executive Vice President from May 1994 and National Accounts Manager from December 1989 of Simmons Outdoor Corporation. Simmons was acquired by the Corporation in December of 1995.

     Darrel F. Inman was appointed President of the Sporting Equipment Division of Blount, Inc. in July 1995. Prior to that date, Mr. Inman served as Vice President of Engineering and New Product Development from March 1994, Vice President and General Manager of the Sporting Equipment Division's Lewiston operations from September 1992, and General Manager of the Lewiston operations from June 1986.

     Richard H. Irving, III was elected Senior Vice President and General Counsel on April 10, 1995. Prior to that date, he served from 1988 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified privately held company headquartered in Elmhurst, Illinois. Mr. Irving also served as Associate General Counsel of Union Camp Corporation from 1979 to 1986, and Assistant General Counsel of Rockwell International from 1974 to 1979.

     Harold E. Layman was elected Senior Vice President and Chief Financial Officer of the Corporation in January 1993. Prior to that date, he served as Senior Vice President Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Netherlands from September 1988 (manufacturer of automotive components and industrial equipment).

     D. Joseph McInnes was elected Senior Vice President -- Administration and Secretary of the Corporation in May 1994. Prior to that date, he served as Senior Vice President -- Administration of the Corporation from October 1991, and Vice President -- Human Resources of the Corporation from March 1983. In addition, he was elected President of The Blount Foundation, Inc. (a charitable foundation funded by the Corporation) in April 1982.

     John P. Mowder was elected President of Dixon Industries, Inc. (manufacturer of riding lawn mowers) in 1996. Prior to that date, Mr. Mowder served as Senior Vice President and General Manager from March 1995, Vice President of Marketing from March 1994 and as Marketing Manager from 1987 of Dixon Industries, Inc. Dixon Industries, Inc. was acquired by the Corporation in March 1990.

     James S. Osterman was appointed President of the Oregon Cutting Systems Division of Blount, Inc. in January 1987.

     Michael E. Short was elected President of Gear Products, Inc. (designer and manufacturer of rotation bearings and mechanical power transmission components) in October 1995. Prior to joining Gear Products, Inc., Mr. Short served as Vice President -- Sales & Marketing of Fairfield Manufacturing Company (manufacturer of gears and gear drives), Lafayette, Indiana, for more than 5 years. Gear Products, Inc. was acquired by the Corporation in March 1991.

     Donald B. Zorn was appointed President of the Forestry and Industrial Equipment Division of Blount, Inc. in January 1994. Prior to that date, he served as President and Chief Operating Officer of Grove Cranes, a division of Grove Worldwide Company, Shady Grove, Pennsylvania (manufacturer of mobile hydraulic cranes and aerial work platforms) from March 1988.

                             EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended the last day of February 1994, 1995 and 1996, all plan and non-plan compensation awarded to, earned by, or paid to (i) the CEO and (ii) the four most highly compensated executive officers other than the CEO of the Corporation (the "Named Executive Officers") at the end of Fiscal 1996 in all capacities in which they served Blount, Inc. and, after November 3, 1995, the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                                                                     AWARDS
                                                                ANNUAL COMPENSATION                -----------
                                                   ---------------------------------------------   SECURITIES
                    NAME AND                                                         OTHER         UNDERLYING          ALL
                    PRINCIPAL                             SALARY     BONUS           ANNUAL          OPTIONS          OTHER
                    POSITION                       YEAR     ($)       ($)       COMPENSATION ($)       (#)       COMPENSATION ($)
- -------------------------------------------------  ----   -------   -------     ----------------   -----------   ----------------
Winton M. Blount                                   1996   750,000   975,000          60,937(1)             0           47,057(2)
  Chairman of the Board                            1995   680,000   900,000          70,789                0           41,769
                                                   1994   635,000   619,125          30,569                0           33,261
John M. Panettiere                                 1996   632,500   823,000          84,782(1)             0           94,817(3)
  President and CEO                                1995   550,000   800,000          24,915           37,500           53,888
                                                   1994   461,379   450,000          26,807          150,000          193,774
Donald B. Zorn                                     1996   267,500   230,000          11,338(1)             0           24,656(4)
  President -- Forestry and Industrial Equipment   1995   250,000   225,000          90,425           11,250           18,550
  Division                                         1994    41,666    10,000               0           45,000                0
James S. Osterman                                  1996   255,000   235,000           8,538(1)             0           20,402(5)
  President -- Oregon Cutting Systems Division     1995   217,000   200,000           5,771           11,250            4,630
                                                   1994   200,000   180,000               0           75,000           12,445
Harold E. Layman                                   1996   257,000   232,000          13,401(1)             0           19,554(6)
  Senior Vice President and Chief Financial        1995   237,600   215,000          12,227           11,250           23,356
  Officer                                          1994   220,000   148,500           6,319           75,000           31,673

- ---------------

(1) Tax gross-up on club dues, personal use of the Corporation's property and premiums on life insurance policies.
(2) Amount is comprised of $31,749 matching contribution to employee's 401(k) account and excess 401(k) account and $15,308 attributable to the personal portion of the premiums on life insurance policies under the Executive Benefit Life Insurance and Supplemental Retirement Plan.
(3) Amount is comprised of $52,773 matching contribution to employee's 401(k) and excess 401(k) account and $42,044 in premiums on a life insurance policy under the Executive Life Insurance Plan.
(4) Amount is comprised of $19,886 matching contribution to the employee's 401(k) and excess 401(k) accounts and $4,770 in premiums on a life insurance policy under the Executive Life Insurance Plan.
(5) Amount is comprised of $17,295 matching contribution to employee's 401(k) and excess 401(k) accounts and $3,107 accrued pursuant to the Omark Salary Continuation Plan.
(6) Amount is comprised of $17,582 matching contribution to employee's 401(k) and excess 401(k) accounts and $1,972 in premiums on a life insurance policy under the Executive Life Insurance Plan.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table summarizes pertinent information concerning the exercise of stock options during Fiscal 1996 by each of the Named Executive Officers and the fiscal year-end value of unexercised options:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                              OPTIONS AT                      OPTIONS AT
                                        SHARES                           FISCAL YEAR END (#)             FISCAL YEAR END ($)
                                     ACQUIRED ON        VALUE        ----------------------------    ----------------------------
               NAME                  EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------------------  ------------    ------------    -----------    -------------    -----------    -------------
Winton M. Blount                             0                0              0               0                 0              0
John M. Panettiere                      18,319          438,890        137,500         145,042         1,150,000      2,955,013
Donald B. Zorn                               0                0         13,945          42,305           126,053        404,573
James S. Osterman                       15,000          367,972         28,255          40,495           287,500        478,125
Harold E. Layman                             0                0         79,250          37,000           962,751        546,000

PENSION PLANS

     Assuming continuance of the Blount Retirement Plan in its present form, estimated annual benefits payable to eligible employees (including executive officers) in specific classifications following retirement at age 65 (normal retirement age), after continuous years of credited service, are shown below:

                               PENSION PLAN TABLE

FIVE-YEAR AVERAGE           ESTIMATED ANNUAL BENEFITS FOR SPECIFIED YEARS OF CREDITED SERVICE(1), (2)
   EARNINGS AT        --------------------------------------------------------------------------------------
  RETIREMENT(3)          10           15           20           25           30           35        40 OR MORE
- ------------------------------------------------------------------------------------------------------------
    $ 100,000         $ 20,000     $ 30,000     $ 40,000     $ 50,000     $ 52,500     $ 55,000     $ 57,500
      200,000           40,000       60,000       80,000      100,000      105,000      110,000      115,000
      300,000           60,000       90,000      120,000      150,000      157,500      165,000      172,500
      400,000           80,000      120,000      160,000      200,000      210,000      220,000      230,000
      500,000          100,000      150,000      200,000      250,000      262,500      275,000      287,500
      600,000          120,000      180,000      240,000      300,000      315,000      330,000      345,000
      700,000          140,000      210,000      280,000      350,000      367,500      385,000      402,500
      800,000          160,000      240,000      320,000      400,000      420,000      440,000      460,000

- ---------------

(1) The amounts set out above are based on the benefits under a straight life annuity to a participant retiring at age 65 on March 1, 1996. The amounts shown are to be reduced for offsetting amounts to be paid as social security benefits and benefits payable under Master Annuity Contracts (purchased upon termination of prior Retirement Plans).
(2) Under Section 415(b) of the Internal Revenue Code, as amended, the maximum benefit payable under the Master Annuity Contracts (purchased upon termination of prior Retirement Plans) and the Blount Retirement Plan to an employee retiring at age 65 in 1995 is $120,800 ($118,800 for 1994), an amount which may change each year in accordance with a determination made by the Commissioner of the Internal Revenue Service. In addition, Section 401(a)(17) of the Internal Revenue Code, as amended, limits the amount of an employee's compensation which may be taken into account under the Blount Retirement Plan to $150,000 for 1995, an amount which also may change each year in accordance with a similar determination. These limitations have been disregarded for the purposes of this table since the amount of the benefit payable in excess of the limitation is covered by the Blount International, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (the "Excess Benefit Plan").
(3) Earnings covered by the Blount Retirement Plan are based on the participant's base salary or wages.

     The years of benefit service used to determine benefits under the Blount Retirement Plan and the Master Annuity Contracts (purchased upon termination of prior Retirement Plans) as of February 29, 1996, for the persons named in the Summary Compensation Table are: Mr. Blount -- 50 years; Mr. Panettiere -- 4 years; Mr. Zorn -- 2 years; Mr. Osterman -- 26 years; and Mr. Layman -- 3 years.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

EXECUTIVE BENEFIT LIFE INSURANCE AND SUPPLEMENTAL RETIREMENT PLAN

     On September 22, 1980, the Board adopted, effective August 1, 1980, an Executive Benefit Life Insurance and Supplemental Retirement Plan (the "Keyman Insurance Plan") for key executive officers of the Corporation and its subsidiaries. Eligibility is determined by the Compensation and Management Development Committee of the Board. Each participating executive officer has the opportunity to obtain life insurance that will pay to the named beneficiary in the event of the executive officer's death while employed by the Corporation or one of its subsidiaries as a full-time permanent employee an amount equal to 2 1/2 times the executive officer's annual compensation (base salary as of August 1 of each year plus the amount of the most recent bonus paid under the Corporation's Annual Target Incentive Plan) at the time of the executive officer's death (the "Death Benefit"). The excess of the face amount of the policy over the Death Benefit is paid to the Corporation. The Corporation has ownership rights in the policy, except that the executive officer has the right to change the beneficiary designation for the amount of the Death Benefit. All dividends declared on the policy shall be applied at the option of the Corporation to purchase additional paid-up insurance on the life of the executive officer or to reduce the premiums on the policy. The Corporation pays all premiums due on the policies.

     If the executive officer retires directly from permanent full-time employment with the Corporation or one of its subsidiaries, under certain circumstances and subject to the election by the executive officer, the Corporation, after withdrawing the cash value, will assign its rights in the policy to the executive officer. In lieu of the Corporation's assignment of its rights in the policy, the executive officer may elect to receive an optional supplemental retirement benefit payable by the Corporation instead of all or a portion of any interest the executive officer or his beneficiary or beneficiaries may otherwise be entitled to under the policy, and the Death Benefit will terminate. If the executive officer retires prior to age 65, he or she may elect a supplemental retirement benefit commencing upon such retirement date, but the benefit will be reduced based on a formula.

     Should the executive officer upon retirement at age 65 or later elect to receive a supplemental retirement benefit under the Keyman Insurance Plan and based on the amount of life insurance in force at the end of Fiscal 1996, the persons named in the Summary Compensation Table would receive the following annual payments from the Corporation for 15 years in addition to the benefits payable under the Master Annuity Contract, the Excess Benefit Plan and any Supplemental Executive Retirement Plan: Mr. Blount -- $280,000. Messrs. Panettiere, Zorn, Osterman and Layman do not participate in the Keyman Insurance Plan.

EXECUTIVE LIFE INSURANCE PLAN

     The Corporation maintains an Executive Life Insurance Plan for key executive officers of the Corporation and its subsidiaries. Eligibility is determined by the Compensation and Management Development Committee of the Board. Each participating executive officer is provided whole life insurance that will pay to a named beneficiary in the event of the executive officer's death while employed by the Corporation an amount equal to: for Mr.
Panettiere -- $2,500,000; for Messrs. Zorn and Layman -- $250,000. If on or after age 65 the officer retires directly from permanent full-time employment with the Corporation or one of its subsidiaries, the Corporation will assign all policies, as paid-up insurance, to the executive. Messrs. Blount and Osterman do not participate in the Executive Life Insurance Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     The Corporation maintains a Supplemental Executive Retirement Plan for John
M. Panettiere. If Mr. Panettiere completes at least five years of service, the Supplemental Executive Retirement Plan will provide him with a benefit upon his normal retirement date or earlier termination of employment equal to a benefit calculated under the benefit formula of the Blount Retirement Plan, but based on a schedule of years of service granted to him under the Supplemental Executive Retirement Plan rather than his actual service, reduced by any retirement benefits payable under the Blount Retirement Plan, the Supplemental Retirement Benefit Plan, and any retirement income actually paid to Mr. Panettiere under any pension plan maintained by a former employer. This Plan is administered by the Board or, at its discretion, the Compensation and Management Development Committee of the Board. This Plan may be amended from time to time in any respect with the consent of the other party, but it cannot be terminated without the consent of the Board or its designated committee and Mr. Panettiere. At the discretion of the Board and after timely notice to Mr. Panettiere, rights to receive any benefits under this Plan may be forfeited, suspended, reduced or terminated by the Board if it determines in good faith that good cause as defined in this Plan has been shown. The projected annual benefit payable to Mr. Panettiere under this Plan, in addition to the benefits payable under the Blount Retirement Plan, the Excess Benefit Plan and the retirement income payable under any pension plan maintained by a former employer of Mr. Panettiere, is $215,067.

     Blount, Inc. maintains a Supplemental Executive Retirement Plan for Donald
B. Zorn. If Mr. Zorn completes at least five years of service, the Supplemental Executive Retirement Plan will provide him with a benefit upon his normal retirement date or earlier termination of employment equal to a benefit calculated under the benefit formula of the Blount Retirement Plan, but based on a schedule of years of service granted to him under the Supplemental Executive Retirement Plan rather than his actual service, reduced by any retirement benefits payable under the Blount Retirement Plan, the Supplemental Retirement Benefit Plan, and any retirement income actually paid to Mr. Zorn under any pension plan maintained by a former employer. This Plan is administered by the Blount, Inc. Board or, at its discretion, the Compensation and Management Development Committee of the Blount, Inc. Board. This Plan may be amended from time to time in any respect with the consent of the other party, but, except for cause, as defined in the Plan, it cannot be terminated without the consent of the Blount, Inc. Board or its designated committee and Mr. Zorn. At the discretion of the Board and after timely notice to Mr. Zorn, rights to receive any benefits under this Plan may be forfeited, suspended, reduced or terminated by the Board if it determines in good faith that good cause as defined in this Plan has been shown. The projected annual benefit payable to Mr. Zorn under this Plan, in addition to the benefits payable under the Blount Retirement Plan, the Excess Benefit Plan and the retirement income payable under any pension plan maintained by a former employer of Mr. Zorn, is $52,923.

OMARK SUPPLEMENTAL RETIREMENT PLAN

     Blount, Inc. sponsors a Supplemental Retirement Plan for the key management employees of its Oregon Cutting Systems Division, Sporting Equipment Division, and Forestry and Industrial Equipment Division (the "Omark Supplemental Retirement Plan"), which was originally adopted by a predecessor corporation, effective July 1, 1979. The Omark Supplemental Retirement Plan provides a supplemental retirement benefit to participants equal to the excess, if any, of
(i) 50% of the participant's highest 5-year average base salary during the last 10 years of employment before age 65, over (ii) the aggregate amount available to the participant under the other benefit plans of the divisions and one-half the primary social security benefit. The Omark Supplemental

Retirement Plan provides for retirement at an earlier age at reduced benefits. The Omark Supplemental Retirement Plan may be revised or terminated by the Blount, Inc. Board. Mr. Osterman participates in the Omark Supplemental Retirement Plan. No benefits are projected to be payable under this Plan.

OMARK RETIREMENT PROTECTION PLAN

     Blount, Inc. sponsors a Retirement Protection Plan (the "Omark Protection Plan") for the employees of its Oregon Cutting Systems Division, Sporting Equipment Division, and Forestry and Industrial Equipment Division, which was originally adopted by a predecessor corporation, effective November 1, 1983. Participation in the Omark Protection Plan is automatic if the amount of an individual's benefit under the Omark Retirement Plan, which was funded prior to its termination on July 27, 1985, is reduced as a result of any deferral of compensation pursuant to the Omark Deferred Plan, which was terminated effective December 31, 1986. Benefits under the Omark Protection Plan are limited to the amount of any reduction of benefits under the Master Annuity Contracts (purchased upon termination of the Omark Retirement Plan) or the Pre-1992 Omark Retirement Plan as a result of any deferral of compensation pursuant to the Omark Deferred Plan prior to its termination. If the benefits that are actually due under the Master Annuity Contracts or the Blount Retirement Plan are not reduced, then no benefits are due under the Omark Protection Plan. The Blount, Inc. Board may terminate or amend the Omark Protection Plan on the first day of any month by giving notice to the participants. Such termination shall not affect the rights of participants under the Omark Protection Plan as of such date of termination. The Omark Protection Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. Mr. Osterman participates in the Omark Protection Plan. No benefits are projected to be payable under this Plan.

OMARK SALARY CONTINUATION PLAN

     Blount, Inc. sponsors a Salary Continuation Plan for the employees of its Oregon Cutting Systems Division, Sporting Equipment Division, and Forestry and Industrial Equipment Division, who participated in the former Management Award Plan of the divisions, which was originally adopted by a predecessor corporation, effective January 1, 1985. The Salary Continuation Plan provides the beneficiaries of the participants with a continuation of 2 years of annual salary when death occurs. The Blount, Inc. Board may at any time terminate or amend the Salary Continuation Plan. Participation in the Salary Continuation Plan was frozen effective February 28, 1990. The Salary Continuation Plan is unfunded and amounts due the beneficiaries of the participants covered thereby are general obligations of the Corporation. Mr. Osterman participates in the Salary Continuation Plan.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Corporation or Blount, Inc. has entered into Employment Agreements (the "Agreements") with all of the executive officers named in the Summary Compensation Table except for Winton M. Blount. The terms of the Agreements provide that each executive will be paid a base salary no less than the 1995 base salary, be eligible to participate in the Corporation's Incentive Plans with target bonuses ranging from 45% to 65% of base salary, participate in the Corporation's stock option programs and all other benefit plans, arrangements and perquisites generally available to executive officers. Three executives, Mr. Panettiere, Mr. Zorn and Mr. Layman, are covered by the Corporation's Executive Life Insurance Program. The Agreements with Messrs. Panettiere and Zorn provide for certain supplemental retirement benefits, less any benefits from the Blount Retirement Plan, the Blount and Subsidiaries Supplemental Retirement Plan and any pension plan of a former employer.

     The duration of each Agreement is automatically extended one day for each day employed, except that the term of each agreement shall not extend past the executive's 65th birthday, except by mutual consent of the Corporation and the executive. Each Agreement has a clause which prohibits the executive, for up to three years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

     The Agreements contain a Change-In-Control provision under which, subject to certain conditions, the executive is paid a multiple (24 to 36 months, depending on the executive) of his then current base salary and an average of bonus payments recently received. Full funding of certain benefits and immediate vesting in unvested stock options also occur upon a Change-In-Control (as defined in the Agreements).

     The Agreements also contain provisions for severance payments and benefits (24 to 36 months, depending on the executive) if the Corporation terminates the executive for reasons other than death, disability or cause (as defined in the Agreements).

     In the event of death, disability or termination for cause (as defined in the Agreements) or in the event the employer terminates his employment (except for Change-In-Control), the Corporation's obligations under the Employment Agreements cease and no special benefits will be paid.

     A Rabbi Trust has been established by the Corporation for the purpose of providing funding for certain non-qualified benefits and Change-In-Control liabilities, if applicable, identified in this section.

                               PERFORMANCE GRAPH

     Rules adopted by the Securities and Exchange Commission require that the Corporation include in the proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the cumulative return of a broad equity market index that includes companies whose equity securities are traded on the same exchange and either a published industry index or an index of peer companies selected by the Corporation. Since the Corporation is not included in the Standard and Poor's 500 Stock Index and its equity securities are traded on the New York Stock Exchange, the New York Stock Exchange Market Value Index was selected as the broad equity market index. The Corporation chose a group of 11 manufacturing companies that have operations in those industries in which the Corporation competes as its peer group for purposes of this performance comparison. A list of these companies ("Peer Group") follows the graph below.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                 BLOUNT INTERNATIONAL, INC., A PEER GROUP, AND
                   NEW YORK STOCK EXCHANGE MARKET VALUE INDEX

                                 BLOUNT INTER-
      MEASUREMENT PERIOD           NATIONAL,                       NYSE MKT.
    (FISCAL YEAR COVERED)        INC., CLASS A    PEER GROUP      VAL. INDEX
1991                                    100.00          100.00          100.00
1992                                     60.47          104.05          114.85
1993                                    113.17          114.50          123.63
1994                                    248.27          173.37          139.65
1995                                    391.82          162.38          141.79
1996                                    388.90          223.87          187.60

- ---------------

(1) The companies in the Peer Group are as follows: Caterpillar, Inc., Deere & Co., Figgie International, Inc. Class A, Ingersoll-Rand Co., Kaydon Corp., Kennametal Inc., Metromedia International Group, Inc., Navistar International Corp., Regal-Beloit Corp., Terex Corp., and the Toro Co.
(2) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on February 28, 1991 in each of Blount International, Inc., the Peer Group, and the NYSE Market Value Index, with investment weighted on the basis of market capitalization.

                           INDEBTEDNESS OF MANAGEMENT

     In connection with the employment of Richard H. Irving, III as Senior Vice President and General Counsel of the Corporation in April 1995, the Corporation made an interest-free loan to him in August 1995 for the purchase of a home in Montgomery, Alabama pending sale of his home in another city. The largest aggregate amount of such indebtedness outstanding at any time in Fiscal 1996 was $318,719.

                               FILING DISCLOSURE

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Corporation's directors, executive officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Corporation with copies.

     Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that, during the last fiscal year all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with except as follows:

          (a) Arthur P. Ronan, a director of the Corporation, failed, due to administrative oversight, to timely file his Form 3 for June 1993. The report was mailed to the SEC on September 26, 1995.

          (b) Richard H. Irving, III, Senior Vice President and General Counsel of the Corporation, failed, due to administrative oversight, to timely file his Form 3 for April 1995. The report was mailed to the SEC on May 19, 1995.

          (c) Michael E. Short, President of Gear Products, Inc., a subsidiary of the Corporation, failed, due to administrative oversight, to timely file his Form 3 for September 1995. The report was mailed to the SEC on September 25, 1995.

          (d) Larry W. Bridgman, President of Simmons Outdoor Corporation, a subsidiary of the Corporation, failed, due to administrative oversight, to timely file his Form 3 for December 1995. The report was mailed to the SEC on March 28, 1996.

          (e) Emory M. Folmar, a director of the Corporation, failed, due to administrative oversight, to timely file his Form 4 for December 1995. The report was mailed to the SEC on January 29, 1996.

          (f) John P. Mowder, President of Dixon Industries, Inc., a subsidiary of the Corporation, failed, due to administrative oversight, to timely file his Form 3 for March 1996. The report was mailed to the SEC on March 28, 1996.

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

     During Fiscal 1996, the Corporation made cash contributions of $1,616,250 to The Blount Foundation, Inc., a charitable foundation. D. Joseph McInnes is President and a director, and Winton M. Blount is a director of The Blount Foundation, Inc.

                 RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

                                   PROPOSAL 3

     Upon recommendation of the Audit Committee, the Board has appointed the firm of Coopers & Lybrand L.L.P. as its independent auditors for the fiscal year ending December 31, 1996. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur in the foregoing appointment.

     Coopers & Lybrand L.L.P. has served as auditors of the consolidated financial statements of the Corporation and its subsidiaries from year to year since 1972. The Corporation has been advised by Coopers & Lybrand L.L.P. that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and that during the above time, Coopers & Lybrand L.L.P. has not had any connection with the Corporation or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of Coopers & Lybrand L.L.P. and of the Audit Committee of the Board will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Those representatives will also be available to respond to appropriate questions.

     The Audit Committee of the Board approved all non-audit services rendered by Coopers & Lybrand L.L.P. during Fiscal 1996 and concluded that such services did not affect the independence of the auditors. The audit services provided by Coopers & Lybrand L.L.P. included the audit of the consolidated financial statements of the Corporation for Fiscal 1996, audit of certain subsidiary financial statements for Fiscal 1996, review of various filings with the Securities and Exchange Commission, and performance of such other appropriate auditing services as were required by management or the Board. The non-audit services include, among other things, tax services and special services regarding accounting issues.

     Coopers & Lybrand L.L.P. has advised that all professional services were provided at customary rates and terms.

     The Board recommends a vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Corporation for the fiscal year ending December 31, 1996. In the event the Stockholders do not ratify the appointment of Coopers & Lybrand L.L.P., the Board will reconsider the appointment.

                STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholders may present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders. In order to be considered, proposals must be submitted on a timely basis. Proposals for the 1997 Annual Meeting of Stockholders must be received by the Corporation no later than December 1, 1996. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.

                              GENERAL INFORMATION

     The Board does not presently know of any other business to be presented at the Meeting. However, if any other matters properly come before the Meeting, the persons whose names appear on the enclosed form or forms of proxy will vote thereon in accordance with their best judgment.

     The expenses of soliciting proxies will be paid by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or facsimile, by directors, officers and regular employees of the Corporation and its divisions and subsidiaries, who, except for normal overtime pay in certain instances, will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation's Class A Common Stock and Class B Common Stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   By Order of the Board of Directors,

                                   /s/ D. Joseph McInnes
                                   ---------------------------------------
                                   D. Joseph McInnes
                                   Senior Vice President -- Administration
                                     and Secretary

Montgomery, Alabama
May 10, 1996

                                                                    APPENDIX A


BLOUNT                                                  THIS IS YOUR PROXY.
                                                    YOUR VOTE IS IMPORTANT.


Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by returning your proxy in the enclosed envelope.


                    COMPANY HIGHLIGHTS DURING FISCAL 1996


*       Level of new product and model introductions set industry records.

* Move to New York Stock Exchange and stock split improve stock liquidity.

*       Simmons acquisition to contribute to aggressive growth targets.

*       Key manufactured products maintain significant market leadership.

*       Focused management drives earnings growth through high-margin products.

*       International distribution channels provide worldwide growth potential.

*       Increased analyst awareness.

*       Increased the dividend for third time in three years.

*       Completed reorganization of Blount, Inc. into Blount International,
        Inc.


                                 DETACH HERE                            BLO 2F

     Please mark
 X   vote as in
- ---- this example.

The Board of Directors recommends a vote "FOR" proposals numbered 1 and 2.  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS GIVEN, THIS PROXY
WILL BE VOTED "FOR" PROPOSALS NUMBERED 1 AND 2.
                                                                                           FOR   AGAINST  ABSTAIN
1.  ELECTION OF DIRECTORS                                 2.  RATIFY THE APPOINTMENT OF
NOMINEES:  W. Houston Blount, Herbert J. Dickson and          COOPERS & LYBRAND LLP as     ----    ----     ----
           Mary D. Nelson                                     the independent auditors for
                                                              the Corporation for the year
                                                              ending December 31, 1996.

                FOR               WITHHELD
       -----    ALL       -----   FROM ALL
             NOMINEES             NOMINEES

                                                          3.  In their discretion on such other business as may
                                                              properly come before the meeting.

- ------------------------------------------
For all nominees except as noted above
                                                                 MARK HERE
                                                                FOR ADDRESS    -----
                                                                CHANGE AND
                                                                NOTE AT LEFT

                                                          Please mark, sign exactly as your name is printed hereon
                                                          and return in the enclosed envelope.  If the stock is held jointly, each joint owner must sign.  When signing as
                                                          Attorney, Executor, Administrator, Trustee, Guardian or in
                                                          any other representative capacity, please give full title.

Signature:                          Date:                Signature:                                  Date:
          ------------------------        --------------            ---------------------------------      --------------


                          BLOUNT INTERNATIONAL, INC.
                           4520 Executive Park Drive
P                       Montgomery, Alabama 36116-1602
R             Proxy Solicited on Behalf of the Board of Directors
O           for the Annual Meeting of Stockholders on June 24, 1996
X
Y
                             Class A Common Stock


        The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 10, 1996 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., C.D.T., on Monday, June 24, 1996, in the Carolyn Blount Theatre at the Alabama Shakespeare Festival, One Festival Drive, Montgomery, Alabama 36117, and hereby appoints RICHARD H. IRVING, III and DANIEL MORRIS, JR., or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Class A Common Stock of Blount International, Inc. registered in the name provided herein as of April 26, 1996 that the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders, and at any adjournment thereof, with all the powers the undersigned would have if personally present.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
                                                                    SIDE

                                                                   APPENDIX B


BLOUNT                                             THIS IS YOUR PROXY.
                                               YOUR VOTE IS IMPORTANT.


Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by returning your proxy in the enclosed envelope.


                    COMPANY HIGHLIGHTS DURING FISCAL 1996


*  Level of new product and model introductions set industry records.

*  Move to New York Stock Exchange and stock split improve stock liquidity.

*  Simmons acquisition to contribute to aggressive growth targets.

*  Key manufactured products maintain significant market leadership.

*  Focused management drives earnings growth through high-margin products.

*  International distribution channels provide worldwide growth potential.

*  Increased analyst awareness.

*  Increased the dividend for third time in three years.

*  Completed reorganization of Blount, Inc. into Blount International, Inc.


                                 DETACH HERE                               BL2 F


 X    Please mark
- ---   votes as in
      this example.

      The Board of Directors recommends a vote "FOR" proposals numbered 1 and 2.  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS
      GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NUMBERED 1 AND 2.
      1. ELECTION OF DIRECTORS                                 2.  RATIFY THE APPOINTMENT OF        FOR      AGAINST    ABSTAIN
      Nominees:  Winton M. Blount, R. Eugene Cartledge,             COOPERS & LYBRAND LLP AS
      C. Todd Conover, H. Corbin Day, Emory M. Folmar,              the independent auditors for     -----     -----      -----
      John M. Panettiere, Arthur P. Ronan and Joab L. Thomas        the Corporation for the year
                                                                    ending December 31, 1996.
                      FOR                       WITHHELD
             -----    ALL              -----    FROM ALL        3.  In their discretion on such other business as may
                    NOMINEES                    NOMINEES            properly come before the meeting.


     ---------------------------------------
      For all nominees except as noted above                                  MARK HERE
                                                                             FOR ADDRESS
                                                                              CHANGE AND     -----
                                                                             NOTE AT LEFT

                                                                Please mark, sign exactly as your name is printed hereon
                                                                and return in the enclosed envelope.  If the stock is held jointly, each joint owner must sign.  When signing as
                                                                Attorney, Executor, Administrator, Trustee, Guardian or in
                                                                any other representative capacity, please give full title.


Signature:                          Date:                      Signature:                          Date:
          -------------------------      --------------                   ------------------------       --------------

                                  DETACH HERE                            BL2 F
- -------------------------------------------------------------------------------




                          BLOUNT INTERNATIONAL, INC.

                           4520 Executive Park Drive
P                       Montgomery, Alabama 36116-1602
R
O             Proxy Solicited on Behalf of the Board of Directors
X           for the Annual Meeting of Stockholders on June 24, 1996
Y
                             Class B Common Stock



     The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 10, 1996 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., C.D.T., on Monday, June 24, 1996, in the Carolyn Blount Theatre at the Alabama Shakespeare Festival, One Festival Drive, Montgomery, Alabama 36117, and hereby appoints RICHARD H. IRVING, III and DANIEL MORRIS, JR., or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Class B Common Stock of Blount International, Inc. registered in the name provided herein as of April 26, 1996 that the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders, and at any adjournment thereof, with all the powers the undersigned would have if personally present.


               CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
                                                                    SIDE